Exhibit 23.7

CONSENT TO BE NAMED IN REGISTRATION STATEMENT

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-1 and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our online report titled The OCTG Intelligence Service.

Metal Bulletin Research, a part of Euromoney Institutional Investor plc

/s/ Peter Fitzmaurice
Name:	Peter Fitzmaurice
Title:	Product Director

May 18, 2018